Exhibit 4.2

FIRST SUPPLEMENTAL INDENTURE

FIRST SUPPLEMENTAL INDENTURE, dated as of September 13, 2023 (this “Supplemental Indenture”), between NORDSON CORPORATION, an Ohio corporation (the “Company”), and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as trustee (the “Trustee”), to the Indenture, dated as of September 13, 2023, as amended and supplemented through the date of this Supplemental Indenture (the “Indenture”).

RECITALS

WHEREAS, the Company and the Trustee executed and delivered the Indenture substantially in the form of Indenture previously filed as Exhibit 4.1 to the Registration Statement (No. 333-274340) filed with the Securities and Exchange Commission (the “Commission”) on Form S-3 by the Company;

WHEREAS, the Company desires to create two new series of Securities to be issued under the Indenture, as hereby supplemented, consisting of (i) $350.0 million in an initial aggregate principal amount of Securities to be designated the “5.600% Notes due 2028” (hereinafter, the “2028 Notes”) and (ii) $500.0 million in an initial aggregate principal amount of Securities to be designated the “5.800% Notes due 2033” (hereinafter, the “2033 Notes” and, together with the “2028 Notes,” the “Notes” and each, a “series of Notes”), the form and substance of such Notes and the terms, provisions and conditions thereof to be set forth as provided in the Indenture and this Supplemental Indenture;

WHEREAS, Section 9.1(i) of the Indenture provides that the Company and the Trustee may amend or supplement the Indenture without the written consent of the Holders of the outstanding Securities to provide for the issuance of and establish the form and terms and conditions of Securities of any Series as permitted by the Indenture;

WHEREAS, all acts and things prescribed by the Indenture, by law and by the organizational documents of the Company and the Trustee necessary to make this Supplemental Indenture a valid instrument legally binding on the Company and the Trustee, in accordance with its terms, have been duly done and performed; and

WHEREAS, all conditions precedent to amend or supplement the Indenture have been met.

NOW, THEREFORE, to comply with the provisions of the Indenture, and in consideration of the above premises, the Company and the Trustee covenant and agree as follows:

ARTICLE 1

Section 1.01 Nature of Supplemental Indenture. This Supplemental Indenture supplements the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes.

Section 1.02 Establishment of New Series. Pursuant to Section 2.2 of the Indenture, there is hereby established each series of Notes having the terms, in addition to those set forth in the Indenture and this Supplemental Indenture, set forth in each form of Note, attached to this Supplemental Indenture as Exhibit A and Exhibit B, which are incorporated herein as a part of this Supplemental Indenture. In addition to the initial aggregate principal amount of each series of Notes issued on the date hereof, the Company may issue additional Notes of a series under the Indenture and this Supplemental Indenture in accordance with Section 2.2 of the Indenture.

Section 1.03 Optional Redemption. (a) Prior to August 15, 2028 in the case of the 2028 Notes (one month prior to their maturity date) (the “2028 Notes Par Call Date”), or June 15, 2033, in the case of the 2033 Notes (three months prior to their maturity date) (the “2033 Notes Par Call Date,” and together with the 2028 Notes Par Call Date, each a “Par Call Date”), the Company may redeem either series of Notes at its option, at any time in whole or from time to time in part, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(i) 100% of the principal amount of the Notes to be redeemed; and

(ii) (a) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed, in each case discounted to the redemption date (assuming the Notes of such series matured on the applicable Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus (I) 20 basis points, in the case of the 2028 Notes, and (II) 25 basis points, in the case of the 2033 Notes, less (b) interest accrued thereon to the date of redemption, plus, in either case for clause (i) or (ii) above, accrued and unpaid interest thereon to, but not including, the redemption date.

(b) At any time on or after the applicable Par Call Date, either series of Notes shall be redeemable as a whole or in part, at any time from time to time, at the Company’s option, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest on the Notes to be redeemed to, but not including, the date of redemption

(c) The Company’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

(d) The calculation or determination of the redemption price shall be made by the Company or on its behalf by such person as the Company shall designate. For the avoidance of doubt, the calculation or determination of the redemption price shall not be the obligation or responsibility of the Trustee or Paying Agent.

(e) Unless the Company defaults in the payment of the redemption price, interest will cease to accrue on any Notes that have been called for redemption at the redemption rate.

ARTICLE 2

Section 2.01 For all purposes of this Supplemental Indenture, except as otherwise expressly provided or unless the context requires otherwise:

(a) A term defined in the Indenture and not otherwise defined herein has the same meaning when used in this Supplemental Indenture; and

(b) The following terms have the meanings given to them in this Section 2.01 and shall have the meaning set forth below for the purposes of this Supplemental Indenture and the Indenture solely with respect to the Notes:

“2028 Notes Par Call Date” has the meaning ascribed to such term in Section 1.03 of this Supplemental Indenture.

“2033 Notes Par Call Date” has the meaning ascribed to such term in Section 1.03 of this Supplemental Indenture.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange at the relevant time.

“Attributable Debt” with respect to a Sale and Leaseback Transaction with respect to any Principal Property, the lesser of: (a) the fair market value of such property (as determined by the Company’s Board of Directors in good faith); or (b) the present value of the total net amount of rent required to be paid under such lease during the remaining term thereof (including any period for which such lease has been extended and excluding any unexercised renewal or other extension options exercisable by the lessee, and excluding amounts on account of maintenance and repairs, services, taxes and similar charges and contingent rents), discounted at the rate of interest set forth or implicit in the terms of such lease (or, if not practicable to determine such rate, the weighted average interest rate per annum borne by the notes) compounded semi-annually. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount will be the lesser of the net amount determined assuming termination upon the first date such lease may be terminated (in which case the net amount will also include the amount of the penalty, but no rent will be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated) or the net amount determined assuming no such termination.

“Capital Lease” means any lease of any Principal Property that is or should be accounted for as a capital lease on the consolidated balance sheet of the Company and the Company’s Subsidiaries prepared in accordance with GAAP.

“Capital Stock” means and includes any and all shares, interests, participations or other equivalents (however designated) of ownership in a corporation or other Person.

“Certificated Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 4.01 of this Supplemental Indenture, in the form of Exhibit A to this Supplemental Indenture, except that such Certificated Note shall not include the information called for by the footnotes included therein.

“Change of Control” means the occurrence of any of the following:

(a) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or more series of related transactions, of all or substantially all of the Company’s assets and its Subsidiaries’ assets, taken as a whole, to any person, other than the Company or one of the Company’s Subsidiaries; provided, however, that none of the circumstances in this clause (a) will be a Change of Control if the persons that beneficially own the Company’s Voting Stock immediately prior to the transaction own, directly or indirectly, shares with a majority of the total voting power of all outstanding voting securities of the surviving or transferee person that are entitled to vote generally in the election of that person’s board of directors, managers or trustees immediately after the transaction;

(b) the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the Company’s outstanding Voting Stock or other Voting Stock into which the Company’s Voting Stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares; provided, however, that a person shall not be deemed a beneficial owner of, or to own beneficially, (i) any securities tendered pursuant to a tender or exchange offer made by or on behalf of such person or any of such person’s affiliates until such tendered securities are accepted for purchase or exchange thereunder, or (ii) any securities if such beneficial ownership (x) arises solely as a result of a revocable proxy delivered in response to a proxy or consent solicitation made pursuant to the applicable rules and regulations under the Exchange Act, and (y) is not also then reportable on Schedule 13D (or any successor schedule) under the Exchange Act;

(c) the Company consolidates with, or merges with or into, any person, or any person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the Company’s outstanding Voting Stock or the Voting Stock of such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of the Company’s Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving person or any direct or indirect parent company of the surviving person immediately after giving effect to such transaction; or

(d) the adoption of a plan relating to the liquidation or dissolution of the Company (other than the Company’s liquidation into a newly formed holding company meeting the requirements of the following paragraph).

Notwithstanding the foregoing, a transaction described in clause (b) or (c) above will not be deemed to involve a Change of Control if (1) the Company becomes a direct or indirect wholly-owned subsidiary of a holding company (which shall include a direct or indirect parent company of such holding company) and (2) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as, and hold in substantially the same proportions as, the holders of the Company’s Voting Stock immediately prior to that transaction. Following any such transaction, references in this definition to the Company shall be deemed to refer to such holding company.

As used in this definition, the term “person” has the meaning given thereto in Section 13(d)(3) of the Exchange Act and the rules and regulations thereunder.

“Change of Control Offer” has the meaning ascribed to such term in Section 3.01 of this Supplemental Indenture.

“Change of Control Payment” has the meaning ascribed to such term in Section 3.01 of this Supplemental Indenture.

“Change of Control Payment Date” has the meaning ascribed to such term in Section 3.01 of this Supplemental Indenture.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Event.

“Clearstream” means Clearstream Banking S.A., or its successors.

“Consolidated Net Tangible Assets” means the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (a) all current liabilities (excluding any Debt of less than 12 months from the date of the Company’s most recent consolidated balance sheet but which by its terms is renewable or extendable beyond 12 months from such date at the Company’s option) and (b) all goodwill, trade names, patents, unamortized debt discount and expense and any other like intangibles, all as set forth on the Company’s most recent consolidated balance sheet and determined in accordance with GAAP.

“Consolidated Total Assets” means the book value of all assets of the Company and its Subsidiaries, as determined on a consolidated basis and in accordance with GAAP, based upon the financial statements of the Company at the end of the most recent fiscal period for which interim or annual financial statements are available.

“Debt” means with respect to a Person all obligations of such Person for borrowed money and all such obligations of any other Person for borrowed money guaranteed by such Person.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, The Depository Trust Company (“DTC”), and any and all successors thereto appointed as depositary by the Company.

“Euroclear” means Euroclear Bank S.A./N.V., or its successor, as operator of the Euroclear system.

“Fitch” means Fitch Ratings Ltd. and its successors.

“Funded Debt” means any Debt maturing by its terms more than one year from its date of issuance (notwithstanding that any portion of such Debt is included in current liabilities).

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States, except that with respect to any leases of any Person that are, or would be, characterized as operating leases in accordance with GAAP prior to the effectiveness of FASB ASC 842 shall continue to be accounted for as operating leases (and not as capital leases) for purposes of the Indenture notwithstanding the fact that such obligations are required in accordance with FASB ASC 842 (on a prospective or retroactive basis or otherwise) to be treated as capital or finance leases in the financial statements.

“Global Note” means a Note that includes the information referred to in footnotes included in the form of Note, attached to this Supplemental Indenture as Exhibit A, issued under the Indenture, that is deposited with or on behalf of and registered in the name of the Depositary or a nominee of the Depositary.

“Global Note Legend” means the legend set forth in Section 4.01(f) of this Supplemental Indenture, which is required to be placed on all Global Notes issued under the Indenture.

“Indirect Participant” means an entity that, with respect to DTC, clears through or maintains a direct or indirect custodial relationship with a Participant.

“Investment Grade” means a rating equal to or higher than BBB- (or the equivalent) by Fitch, Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, and the equivalent Investment Grade credit rating from any replacement Rating Agency or Rating Agencies selected by the Company.

“Lien” means any mortgage, pledge, security interest, lien, charge or other encumbrance.

“Moody’s” means Moody’s Investors Service, Inc., and its successors.

“Par Call Date” has the meaning ascribed to such term in Section 1.03 of this Supplemental Indenture.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to The Depository Trust Company, shall include Euroclear and Clearstream).

“Paying Agent” means, until otherwise designated, the Trustee.

“Permitted Liens” means:

(a) Liens existing at the date of the Indenture;

(b) Liens in favor of the Company or a Restricted Subsidiary;

(c) Liens on any property existing at the time of the acquisition thereof;

(d) Liens on any property of a Person or its subsidiaries existing at the time such Person is consolidated with or merged into the Company or a Restricted Subsidiary, or Liens on any property of a Person existing at the time such Person becomes a Restricted Subsidiary;

(e) Liens to secure all or part of the cost of acquisition (including Liens created as a result of an acquisition by way of Capital Lease), construction, development or improvement of the underlying property, or to secure Debt incurred to provide funds for any such purposes, provided, that the commitment of the creditor to extend the credit secured by any such Lien shall have been obtained not later than 12 months after the later of (A) the completion of the acquisition, construction, development or improvement of such property and (B) the placing in operation of such property or of such property as so constructed, developed or improved;

(f) Liens securing industrial revenue, pollution control or similar bonds;

(g) Liens for taxes not yet due or that are being actively contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP;

(h) other statutory Liens incidental to the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole, or the ownership of the property and assets of the Company and its Restricted Subsidiaries, taken as a whole, that (x) were not incurred in connection with the borrowing of money or the obtaining of advances or credit, and (y) do not in the aggregate materially detract from the value of the property or assets or materially impair the use thereof in the operation of the business, in each case, of the Company and its Restricted Subsidiaries, taken as a whole;

(i) Liens pursuant to standard terms and conditions of German banks and bank accounts operated by such banks that were not incurred to secure the borrowing of money or the obtaining of advances or credit;

(j) easements or other minor defects or irregularities in title of real property not interfering in any material respect with the use of such property in the business of the Company and its Restricted Subsidiaries, taken as a whole;

(k) Liens on accounts receivable, instruments, chattel paper, obligations, general intangibles and other similar assets, in each case relating to receivables subject to a receivables financing facility, including interests in merchandise or goods, the sale or lease of which gave rise to such receivables, related contractual rights, guaranties, insurance proceeds, collections and proceeds of all of the foregoing;

(l) Liens on amounts deposited to secure the Company’s or any of the Company’s Restricted Subsidiaries’ obligations in connection with pension liabilities (Alterszeitverpflichtungen) pursuant to Section 8a German Partial Retirement Act (Altersteilzeitgesetz) or in connection with time credits (Wertguthaben) pursuant to Section 7e German Social Code IV (Sozialgesetzbuch IV);

(m) Liens created by or resulting from any litigation or other proceeding that is being contested in good faith by appropriate proceedings, including Liens arising out of judgments or awards against the Company or any Restricted Subsidiary with respect to which the Company or such Restricted Subsidiary in good faith is prosecuting an appeal or proceedings for review or for which the time to make an appeal has not yet expired; or final unappealable judgment Liens which are satisfied within 15 days of the date of judgment; or Liens incurred by the Company or any Restricted Subsidiary for the purpose of obtaining a stay or discharge in the course of any litigation or other proceeding to which the Company or such Restricted Subsidiary is a party;

(n) Liens to secure the Company’s or any Restricted Subsidiary’s obligations under agreements with respect to spot, forward, future and option transactions, entered into in the ordinary course of business; and

(o) any extension, renewal or replacement (including successive extensions, renewals and replacements), in whole or in part, of any Lien referred to in any of the foregoing clauses that would not otherwise be permitted pursuant to any of the foregoing clauses, to the extent that (A) the principal amount of Debt secured thereby and not otherwise permitted to be secured pursuant to any of the foregoing clauses does not exceed the principal amount of Debt, plus any premium or fee payable in connection with any such extension, renewal or replacement, so secured at the time of any such extension, renewal or replacement, except where the Debt so secured at the time of any such extension, renewal or replacement was incurred for the sole purpose of financing a specific project; and (B) the property that is subject to the Lien serving as an extension, renewal or replacement is limited to some or all of the property that was subject to the Lien so extended, renewed or replaced, plus improvements and construction on such assets.

“Person” means any individual, corporation, partnership, limited partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Principal Property” means any manufacturing plant, warehouse, office building or parcel of real property, including fixtures but excluding leases and other contract rights which might otherwise be deemed real property, owned or leased by the Company or any of the Company’s Subsidiaries, whether owned or leased on the date of the Indenture or thereafter acquired, that has a gross book value (determined in accordance with GAAP) in excess of 2% of the Consolidated Net Tangible Assets of the Company and the Company’s consolidated subsidiaries. Any plant, warehouse, office building or parcel of real property or portion thereof which the Company’s board of directors determines in good faith is not of material importance to the business conducted by the Company and the Company’s Subsidiaries taken as a whole will not be a Principal Property.

“Rating Agencies” means (a) each of Fitch, Moody’s and S&P; and (b) if any of Fitch, Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” as such term is defined in Section 3(a)(62) of the Exchange Act selected by the Company as a replacement agency for Fitch, Moody’s or S&P, or all of them, as the case may be.

“Rating Event” means the rating on the Notes is lowered and the Notes are rated below Investment Grade by at least two of the three Rating Agencies on any date from the date that is 60 days prior to the date of the first public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following the consummation of such Change of Control (which period will be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies).

“Restricted Subsidiary” means any Subsidiary of the Company which owns or leases Principal Property;

“S&P” means S&P Global Ratings and its successors.

“Sale and Leaseback Transaction” means any arrangement with any Person relating to property now owned or hereafter acquired whereby the Company or any Restricted Subsidiary transfers such property to another Person and the Company or the Restricted Subsidiary lease or rent it from such Person.

“Subsidiary” means any corporation, partnership or other legal entity (a) the accounts of which are consolidated with the Company’s in accordance with GAAP and (b) of which, in the case of a corporation, more than 50% of the outstanding voting stock is owned, directly or indirectly, by the Company or by one or more other subsidiaries, or by the Company and one or more other subsidiaries or, in the case of any partnership or other legal entity, more than 50% of the ordinary equity capital interests is, at the time, directly or indirectly owned or controlled by the Company or by one or more of the subsidiaries or by the Company and one or more of the subsidiaries.

“Treasury Rate” means, with respect to any redemption date, the yield determined by the Company in accordance with the following:

(a) The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities-Treasury constant maturities-Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the applicable Par Call Date (the “Remaining Life”); (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields—one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life—and shall interpolate to the applicable Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this clause (a), the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date; and

(b) If on the third business day preceding the redemption date H.15 TCM is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the applicable Par Call Date, as applicable. If there is no United States Treasury security maturing on the applicable Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the applicable Par Call Date, one with a maturity date preceding the applicable Par Call Date and one with a maturity date following the applicable Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the applicable Par Call Date. If there are two or more United States Treasury securities maturing on the applicable Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this clause (b), the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

“Voting Stock” means, with respect to any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date, the Capital Stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

ARTICLE 3

The covenants set forth in this Section 3 shall apply to the Notes. Except as otherwise expressly provided below, the covenants set forth in the Indenture are in all respects ratified and confirmed and shall remain in full force and effect.

Section 3.01 Change of Control Triggering Event. (a) If a Change of Control Triggering Event occurs, unless the Company has exercised its option to redeem any series of Notes pursuant to Section 1.03 of this Supplemental Indenture, the Company shall be required to make an offer (a “Change of Control Offer”) to each Holder of each series of Notes to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Notes on the terms set forth in the Notes. In a Change of Control Offer, the Company shall be required to offer payment in cash equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest, if any, on the Notes repurchased to, but not including, the repurchase date (a “Change of Control Payment”).

(b) Within 30 days following any Change of Control Triggering Event or, at the Company’s option, prior to any Change of Control, but after public announcement of the transaction that constitutes or may constitute the Change of Control, a notice shall be mailed or sent electronically pursuant to the Applicable Procedures to Holders of the Notes with a copy to the Trustee describing the transaction that constitutes or may constitute the Change of Control Triggering Event and offering to repurchase such Notes on the repurchase date specified in the applicable notice, which date shall be no earlier than 10 days and no later than 60 days from the date on which such notice is mailed or sent (a “Change of Control Payment Date”).

(c) The notice shall, if mailed or sent prior to the date of consummation of the Change of Control, state that the Change of Control Offer is conditioned on the Change of Control Triggering Event occurring prior to or on the applicable Change of Control Payment Date specified in the notice.

(d) On each Change of Control Payment Date, the Company shall, to the extent lawful:

(i) accept for payment all Notes or portions of Notes properly tendered pursuant to the applicable Change of Control Offer;

(ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered pursuant to the applicable Change of Control Offer; and

(iii) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions of Notes being repurchased.

(e) The Company shall not be required to make a Change of Control Offer upon the occurrence of a Change of Control Triggering Event if (i) a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Company, and the third party purchases all Notes properly tendered and not withdrawn under its offer or (ii) in connection with or in contemplation of any Change of Control, the Company or a third party makes an offer to purchase in the manner, at the times and otherwise in compliance with the requirements of a Change of Control Offer (an “Alternate Offer”) any and all Notes validly tendered at a cash price equal to or higher than the Change of Control Payment, and the Company or the third party purchases all Notes properly tendered and not withdrawn under the Alternate Offer.

(f) The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of the Notes, the Company shall comply with those securities laws and regulations and shall not be deemed to have breached its obligations under the Change of Control Offer provisions of the Notes by virtue of any such conflict.

Section 3.02 Limitations on Liens.

(a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, assume or permit to exist, any Lien, other than Permitted Liens, on any Principal Property, or upon Capital Stock or Debt of any Restricted Subsidiary and owned by the Company or any Subsidiary, now or hereafter acquired, to secure Debt, without effectively providing concurrently that the Notes are secured equally and ratably with such Debt, for so long as such Debt shall be so secured.

(b) Notwithstanding the restrictions set forth in Section 3.02(a), the Company and its Restricted Subsidiaries may, directly or indirectly, create, assume or permit to exist any Lien that would otherwise be subject to the restrictions set forth in Section 3.02(a) without equally and ratably securing the Notes if, at the time of such creation, assumption or permission, after giving effect thereto and to the retirement of any Debt which is concurrently being retired, the aggregate principal amount of outstanding Debt secured by Liens which would otherwise be subject to such restrictions (not including Permitted Liens) plus all Attributable Debt of the Company and its Restricted Subsidiaries in respect of Sale and Leaseback Transactions with respect to any Principal Property (not including such transactions described under any of clauses (i) through (vii) in Section 3.03(a) of this Supplemental Indenture), does not exceed the greater of (x) 15% of Consolidated Total Assets and (y) $750.0 million.

Section 3.03 Limitations on Sale and Leaseback Transactions.

(a) The Company shall not, and shall not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction with respect to any Principal Property owned by the Company or such Restricted Subsidiary, unless:

(i) the Sale and Leaseback Transaction is solely with the Company or a Subsidiary;

(ii) the lease in such Sale and Leaseback Transaction is for a period not in excess of three years;

(iii) the lease in such Sale and Leaseback Transaction secures or relates to industrial revenue, pollution control or similar bonds;

(iv) the Sale and Leaseback Transaction is entered into prior to or within 12 months after the purchase or acquisition of the Principal Property which is the subject of such Sale and Leaseback Transaction;

(v) the Sale and Leaseback Transaction involving property of a Person existing at the time such Person is merged into or consolidated with the Company or a Subsidiary or at the time of a sale, lease or other disposition of the properties of a Person as an entirety or substantially as an entirety to the Company or a Subsidiary;

(vi) the proceeds of the Sale and Leaseback Transaction are at least equal to the fair value (as determined by the Company’s Board of Directors in good faith) of the Principal Property leased pursuant to such Sale and Leaseback Transaction, so long as within 180 days of the effective date of such Sale and Leaseback Transaction, the Company or such Restricted Subsidiary apply (or irrevocably commit to an escrow account for the purpose or purposes hereinafter mentioned) an amount equal to the greater of (A) net proceeds of such sale, and (B) the Attributable Debt of the Company and the Company’s Restricted Subsidiaries in respect of such Sale and Leaseback Transaction to either (x) the purchase of property which shall constitute a Principal Property having a fair value at least equal to the fair value of the Principal Property leased, or (y) the retirement or repayment (other than any mandatory retirement, mandatory prepayment or sinking fund payment or by payment at maturity) of any Funded Debt of the Company or a Restricted Subsidiary (other than Funded Debt that is subordinated to the Notes) or preferred stock of any Subsidiary (other than any such Debt owed to or preferred stock owned by the Company or any Subsidiary); provided, however, that in lieu of applying an amount equivalent to all or any part of such net proceeds to such retirement or repayment (or committing such an amount to an escrow account for such purpose), the Company or the Restricted Subsidiary may deliver to the Trustee outstanding Notes or any other senior debt securities issued pursuant to the Indenture and thereby reduce the amount to be applied pursuant to subclause (y) of this clause (vi) by an amount equivalent to the aggregate principal amount of the Notes or such other debt securities so delivered;

(vii) the Sale and Leaseback Transaction involving the extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of a lease pursuant to a Sale and Leaseback Transaction referred to in clauses (i) through (vi), inclusive, in this Section 3.03; provided, however, that such lease extension, renewal or replacement shall be limited to all or any part of the same property leased under the lease so extended, renewed or replaced (plus improvements to such property); or

(viii) the Attributable Debt of the Company and its Restricted Subsidiaries in respect of such Sale and Leaseback Transaction and all other Sale and Leaseback Transactions with respect to any Principal Property (not including any Sale and Leaseback Transactions described under any of the foregoing clauses (i) through (vii) of this Section 3.03), plus the aggregate principal amount of outstanding Debt secured by Liens upon Principal Properties or Capital Stock or Debt of any Restricted Subsidiary and owned by the Company or any Subsidiary then Outstanding (not including any such Debt secured by Permitted Liens) which do not secure such outstanding securities issued under the Indenture equally and ratably with (or on a basis that is prior to) the other Debt secured thereby, would not exceed the greater of (x) 15% of Consolidated Total Assets and (y) $750.0 million.

Section 3.04 Applicability of Covenants Contained in the Indenture. Each of the agreements and covenants of the Company contained in Article 3 of the Indenture shall apply to the Notes.

ARTICLE 4

Section 4.01 For purposes of the Notes, Sections 2.7 and 2.14 of the Indenture are hereby supplemented with, and where inconsistent replaced by, the following provisions:

(a) Transfer and Exchange of Global Notes. A Global Note of a series may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Company for Certificated Notes of the applicable series if:

(1) the Company delivers to the Trustee notice from the Depositary (A) that it is unwilling or unable to continue to act as Depositary for the Global Notes of such series and a successor Depositary is not appointed by the Company within 90 days after the date of such notice from the Depositary or (B) that it is no longer a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor Depositary is not appointed by the Company within 90 days after the date of such notice from the Depositary;

(2) the Company, in its sole discretion, delivers to the Trustee an Officer’s Certificate to the effect that it elects to cause the issuance of Certificated Notes of such series; or

(3) upon request of the Trustee or Holders of a majority of the principal amount of outstanding Notes of such series if there shall have occurred and be continuing a Default or Event of Default with respect to such series of Notes.

Upon the occurrence of any of the preceding events in (1), (2) or (3) above, Certificated Notes of such series shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes of any series also may be exchanged or replaced, in whole or in part, as provided in Sections 2.8 and 2.11 of the Indenture. A Global Note of any series may not be exchanged for another Note of such series other than as provided in this Section 4.01(a); however, beneficial interests in a Global Note of any series may be transferred and exchanged as provided in Section 4.01(b) or (c) hereof.

(b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes of a series will be effected through the Depositary, in accordance with the provisions of the Indenture and the Applicable Procedures. Beneficial interests in the Global Notes of a series will be subject to restrictions on transfer comparable to those set forth herein. Transfers of beneficial interests in the Global Notes of a series also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(1) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Global Note of any series may be transferred to persons who take delivery thereof in the form of a beneficial interest in the same Global Note of such series. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 4.01(b)(1).

(2) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 4.01(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar either: (A)(1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note of the applicable series in an amount equal to the beneficial interest to be transferred or exchanged; and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or (B)(1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Certificated Note of the applicable series in an amount equal to the beneficial interest to be transferred or exchanged; and (2) instructions given by the Depositary to the Registrar containing information regarding the person in whose name such Certificated Note of such series shall be registered to effect the transfer or exchange referred to in (B)(1) above;

(c) Transfer or Exchange of Beneficial Interests in Global Notes for Certificated Notes. If any holder of a beneficial interest in a Global Note of any series proposes to exchange such beneficial interest for a Certificated Note of such series or to transfer such beneficial interest to a person who takes delivery thereof in the form of a Certificated Note of such series, then, if the exchange or transfer complies with the requirements of Section 4.01(a) of this Supplemental Indenture and upon satisfaction of the conditions set forth in Section 4.01(b)(2) of this Supplemental Indenture, the Trustee shall cause the aggregate principal amount of the applicable Global Note of any series to be reduced accordingly pursuant to Section 4.01(f) hereof, and the Company shall execute and, upon receipt of a Company Order pursuant to Section 2.3 of the Indenture, the Trustee shall authenticate and deliver to the person designated in the instructions a Certificated Note of such series in the appropriate principal amount. Any Certificated Note of any series issued in exchange for a beneficial interest pursuant to this Section 4.01(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Certificated Notes of such series to the persons in whose names such Notes of such series are so registered.

(d) Transfer and Exchange of Certificated Notes for Beneficial Interests in Global Notes. A Holder of a Certificated Note of any series may exchange such Certificated Note for a beneficial interest in a Global Note of such series or transfer such Certificated Notes to a person who takes delivery thereof in the form of a beneficial interest in a Global Note of such series at any time. Upon receipt of a request for such an exchange or registration of transfer, the Trustee shall cancel the applicable Certificated Note and increase or cause to be increased the aggregate principal amount of one of the applicable Global Notes. If any such exchange or registration of transfer from a Certificated Note to a beneficial interest in a Global Note is effected pursuant to this Section 4.01(d) at a time when a Global Note has not yet been issued, the Company shall issue and, upon receipt of a Company Order in accordance with Section 2.3 of the Indenture, the Trustee shall authenticate one or more Global Notes of such series in an aggregate principal amount equal to the principal amount of Certificated Notes of such series so transferred.

(e) Transfer and Exchange of Certificated Notes for Certificated Notes. A Holder of Certificated Notes of any series may transfer such Certificated Notes of such series to a person who takes delivery thereof in the form of a Certificated Note. Upon request by a Holder of Certificated Notes of any series and such Holder’s compliance with the provisions of this Section 4.01(e), the Registrar shall register the transfer or exchange of Certificated Notes of such series. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Certificated Notes of such series duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. Upon receipt of a request to register such a transfer, the Registrar shall register the Certificated Notes of such series pursuant to the instructions from the Holder thereof.

(f) Global Note Legend. To the extent required by the Depositary, each Global Note shall bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 4.01 OF THE SUPPLEMENTAL INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 4.01 OF THE SUPPLEMENTAL INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.12 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS

REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(g) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note of any series have been exchanged for Certificated Notes of such series or a particular Global Note of any series has been redeemed, repurchased or canceled in whole and not in part, each such Global Note of such series shall be returned to or retained and canceled by the Trustee in accordance with Section 2.12 of the Indenture. At any time prior to such cancellation, if any beneficial interest in a Global Note of a series is exchanged for or transferred to a person who will take delivery thereof in the form of a beneficial interest in another Global Note of such series or for Certificated Notes of such series, the principal amount of Notes represented by such Global Note of such series shall be reduced accordingly and an endorsement shall be made on such Global Note of such series by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a person who shall take delivery thereof in the form of a beneficial interest in another Global Note of such series, such other Global Note of such series shall be increased accordingly and an endorsement shall be made on such Global Note of such series by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(h) General Provisions Relating to Transfers and Exchanges.

(1) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Certificated Notes upon receipt of a Company Order.

(2) No service charge shall be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Certificated Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.11, 3.6 and 9.6 of the Indenture).

(3) The Registrar shall not be required to register the transfer of or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(4) All Global Notes and Certificated Notes issued upon any registration of transfer or exchange of Global Notes or Certificated Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under the Indenture, as the Global Notes or Certificated Notes surrendered upon such registration of transfer or exchange.

(5) Neither the Registrar nor the Company will be required:

(A) to issue, to register the transfer of or to exchange any Notes of any series for the period beginning at the opening of business 15 days immediately preceding the sending of a notice of redemption of Notes of such series selected for redemption and ending at the close of business on the day such notice is sent;

(B) to register the transfer of or to exchange any Note of any series selected, called or being called for redemption as a whole or the portion being redeemed of any such Notes selected, called or being called for redemption in part; or

(C) to register the transfer of or to exchange Notes of any series between a record date and payment date for such series of Notes.

(6) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

(7) The Trustee shall authenticate Global Notes and Certificated Notes in accordance with the provisions of Section 2.3 of the Indenture.

Notwithstanding anything herein to the contrary, as to any certifications and certificates delivered to the Registrar pursuant to this Section 4.01 of this Supplemental Indenture, the Registrar’s duties shall be limited to confirming that any such certifications and certificates delivered to it are substantially in the form of Exhibit A attached to this Supplemental Indenture. The Registrar shall not be responsible for confirming the truth or accuracy of representations made in any such certifications or certificates.

ARTICLE 5

In addition to the Events of Default specified in Section 6.1(a) through (e) of the Indenture, which shall apply to the Notes of each series, the following event shall be an “Event of Default” under the Notes of each series:

(f) (i) a Default occurs under any instrument under which there is outstanding, or by which there may be secured or evidenced, any indebtedness of the Company for money borrowed by the Company (other than non-recourse indebtedness) which results in acceleration of, or non-payment at maturity (after giving effect to any applicable grace period) of, such indebtedness in an amount exceeding $200.0 million, in which case the Company shall immediately give notice to the Trustee of such acceleration or non-payment and (ii) there shall have been a failure to cure such default or to discharge such defaulted indebtedness within ten days after notice thereof to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes then outstanding; provided, however, that no such Event of Default described in this clause (f) shall exist as long as the Company is contesting any such Default or acceleration in good faith and by appropriate proceedings; provided, further, if such Default shall be remedied or cured by the Company or waived by the requisite Holders of such instrument or indebtedness of the Company for money borrowed by the Company, then the Event of Default under the Indenture by reason thereof shall be deemed likewise to have been thereupon remedied, cured or waived without further action upon the part of either the Trustee or any of the Holders of Notes.

ARTICLE 6

Section 6.01 For the avoidance of doubt, the provisions of Article VIII of the Indenture will apply to the Notes of each series. If the Company exercises its Covenant Defeasance option pursuant to Section 8.4 of the Indenture with respect to a series of Notes, in addition to the provisions of the Indenture set forth in Sections 4.2 and 4.3 of the Indenture, the Company also shall be released from its obligations in respect of the Notes of such series under Sections 3.01, 3.02 and 3.03 of this Supplemental Indenture, and the Events of Default specified in Sections 6.1(c) (with respect to the covenants specified in this Section 6.01) and 6.1(f) (as set forth in Section 5.01 of this Supplemental Indenture) shall not constitute Defaults or Events of Default under the Indenture with respect to the Notes of such series.

ARTICLE 7

Section 7.01 Except as specifically modified herein, the Indenture is in all respects ratified and confirmed and shall remain in full force and effect in accordance with its terms.

Section 7.02 Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed or shall be construed to be assumed by the Trustee by reason of this Supplemental Indenture. This Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect to this Supplemental Indenture.

Section 7.03 The Trustee shall not be responsible in any manner whatsoever for or in respect of the recitals contained herein, all of which recitals are made solely by the Company. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture.

Section 7.04 THIS SUPPLEMENTAL INDENTURE, THE NOTES AND THE INDENTURE AS IT RELATES TO THE NOTES, INCLUDING ANY CLAIM OR CONTROVERSY ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE NOTES OR THE INDENTURE AS IT RELATES TO THE NOTES, SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. EACH OF THE COMPANY, THE TRUSTEE, THE PAYING AGENT AND THE REGISTRAR HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE GENERAL JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE AND THE SECURITIES, AND IRREVOCABLY ACCEPTS FOR ITSELF AND (IN THE CASE OF THE COMPANY) IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS.

EACH OF THE COMPANY, THE TRUSTEE, THE PAYING AGENT AND THE REGISTRAR IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION WHICH THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. FOR PURPOSES OF THE NOTES, SECTION 10.10 OF THE INDENTURE IS HEREBY SUPPLEMENTED BY, AND WHERE INCONSISTENT REPLACED BY, THIS SECTION 7.04.

Section 7.05 EACH OF THE COMPANY, THE TRUSTEE, THE PAYING AGENT AND THE REGISTRAR HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

Section 7.06 The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of such executed copies together shall represent the same agreement.

Section 7.07 All capitalized terms used in this Supplemental Indenture which are not otherwise defined herein, shall have the respective meanings specified in the Indenture, unless the context otherwise requires.

Section 7.08 The Notes may be issued in whole or in part in the form of one or more Global Notes, registered in the name of Cede & Co., as nominee of DTC.

Section 7.09 The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties to this Supplemental Indenture have caused this Supplemental Indenture to be duly executed, all as of the date first written above.

NORDSON CORPORATION, an Ohio corporation

By:	/s/ Joseph P. Kelley
	Name:	Joseph P. Kelley
	Title:	Executive Vice President, Chief Financial Officer

[Signature Page to First Supplemental Indenture]

TRUSTEE

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION
as Trustee

By:	/s/ David A. Schlabach
Name: David A. Schlabach
Title: Vice President

[Signature Page to First Supplemental Indenture]

EXHIBIT A

FORM OF 5.600% NOTE DUE 2028

Unless and until it is exchanged in whole or in part for 5.600% Notes in definitive form, this Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) (“DTC”), to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.1

NORDSON CORPORATION

5.600% NOTE DUE 2028

CUSIP:    655663 AA0

ISIN: US655663AA07

No.                                             $

Nordson Corporation, an Ohio corporation (hereinafter called the “Company,” which term includes any successors under the Indenture hereinafter referred to), for value received, hereby promises to pay to __________, or registered assigns, the principal sum of $__________, on September 15, 2028. The Security is one of the 5.600% Notes due 2028 referred to in such Indenture (hereinafter referred to for purposes of this 5.600% Note collectively as the “Securities”).

Interest Payment Dates:     March 15 and September 15

Record Dates:                    March 1 and September 1

Reference is made to the further provisions of this Security on the reverse side, which will, for all purposes, have the same effect as if set forth at this place.

[1]	To be used only if the Security is issued as a Global Note.

IN WITNESS WHEREOF, the Company has caused this Instrument to be duly executed.

Date:

NORDSON CORPORATION

By:
Name:
Title:

FORM OF TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within mentioned Indenture.

Date:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Trustee

By:
Authorized Signatory

NORDSON CORPORATION

5.600% Notes due 2028

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 4.01 OF THE SUPPLEMENTAL INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 4.01 OF THE SUPPLEMENTAL INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.12 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.2

[2]	To be included only on Global Notes deposited with DTC as Depositary.

1. Interest.

Nordson Corporation, an Ohio corporation (hereinafter called the “Company,” which term includes any successors under the Indenture hereinafter referred to), promises to pay interest on the principal amount of this Security at the rate of 5.600% per annum from September 13, 2023 or the most recently occurred Interest Payment Date from the date of issuance of additional Securities, until maturity. To the extent it is lawful, the Company promises to pay interest on any interest payment due on such principal amount but unpaid at a rate of 5.600% per annum compounded semi-annually.

The Company will pay interest semi-annually in arrears on March 15 and September 15 of each year (each, an “Interest Payment Date”), commencing March 15, 2024. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid on the Securities, from the date of the original issuance. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.

2. Method of Payment.

The Company shall pay interest on the Securities (except defaulted interest) to the persons who are the registered Holders at the close of business on the Record Date on the next preceding Interest Payment Date. Holders must surrender Securities to a Paying Agent to collect principal payments. Principal of, premium, if any, and interest on the Securities will be payable in United States Dollars at the office or agency of the Company maintained for such purpose, in the contiguous United States or at the option of the Company, payment of interest may be made by check mailed to the Holders of the Securities at the addresses set forth upon the registry books of the Company; provided, however, Holders of Global Notes will be entitled to receive interest payments (other than at maturity) by wire transfer of immediately available funds, if appropriate wire transfer instructions have been received in writing by the Trustee not fewer than 15 days prior to the applicable Interest Payment Date. Such wire instructions, upon receipt by the Trustee, shall remain in effect until revoked by such Holder. No service charge will be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.11, 3.6 and 9.6 of the Indenture).

3. Paying Agent and Registrar.

Initially, U.S. Bank Trust Company, National Association will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders. The Company or any of its Subsidiaries may, subject to certain exceptions, act as Paying Agent, Registrar or co-Registrar.

4. Indenture.

The Company issued the Securities under an Indenture, dated as of September 13, 2023, as supplemented (the “Indenture”), between the Company and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The Securities are unlimited in aggregate principal amount. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as in effect on the date of the Indenture. The Securities are subject to all such terms, and Holders of the Securities are referred to the Indenture and said Act for a statement of them. To the extent any provision of the Securities conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Securities are senior, general obligations of the Company. Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by the provisions of the Indenture, (b) authorizes and directs the Trustee on his behalf to take such action as may be provided in the Indenture and (c) appoints the Trustee as his attorney-in-fact for such purpose.

5. Optional Redemption.

(a)Prior to August 15, 2028 (one month prior to their maturity date) (the “Par Call Date”), the Company may redeem the Securities at its option, at any time in whole or from time to time in part, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(i) 100% of the principal amount of the Securities to be redeemed; and

(ii) (a) the sum of the present values of the remaining scheduled payments of principal and interest on the Securities to be redeemed, in each case discounted to the redemption date (assuming the Securities of such series matured on the applicable Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 20 basis points, less (b) interest accrued thereon to the date of redemption, plus, in either clause (i) or (ii) above, accrued and unpaid interest thereon to, but not including, the redemption date.

(b)The Securities shall be redeemable, at the option of the Company, at any time on or after the applicable Par Call Date, in whole or in part, at any time from time to time, at a redemption price equal to 100% of the principal amount of the Securities to be redeemed plus accrued and unpaid interest on the Securities to be redeemed to, but not including, the date of redemption.

(c)In each of paragraphs (a) and (b) of this Section 5, the Company shall pay accrued and unpaid interest on the principal amount being redeemed to the date of redemption.

6. Denominations; Transfer; Exchange.

The Securities are in registered form, without coupons, in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. A Holder may register the transfer of, or exchange Securities in accordance with, the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.

7. Persons Deemed Owners.

The registered Holder of a Security may be treated as the owner of it for all purposes.

8. Unclaimed Money.

Subject to applicable abandoned property law, if money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent(s) will pay the money back to the Company at its written request. After that, all liability of the Trustee and such Paying Agent(s) with respect to such money shall cease.

9. Discharge Prior to Redemption or Maturity.

Except as set forth in the Indenture, the Company shall have irrevocably deposited or caused to be deposited with the Trustee as trust funds specifically pledged as security for and dedicated solely to the benefit of the Holders of such Securities (i) in the case of Securities of such Series denominated in Dollars, cash in Dollars and/or U.S. Government Obligations or (ii) in the case of Securities of such Series denominated in a Foreign Currency (other than composite currency), money and/or Foreign Government Obligations, which through the payment of interest and principal in respect thereof in accordance with their terms, will provide (and without reinvestment and assuming no tax liability will be imposed on such Trustee), not later than one day before the due date of any payment of money, an amount in cash, sufficient, in the opinion of a nationally recognized firm of independent public accountants or investment bank expressed in a written certification thereof delivered to the Trustee, to pay and discharge each installment of principal and interest, on and any mandatory sinking fund payments in respect of all the Securities of such Series on the dates such installments of principal or interest and such sinking fund payments are due, the Company may defease, or be discharged from, as the case may be, certain provisions of the Indenture and the Securities (as specified in the Indenture and the Supplemental Indenture, but in each case excluding its obligation to pay the principal of, premium, if any, and interest on the Securities). Upon satisfaction of certain additional conditions set forth in the Indenture, the Company may elect to have its obligations and the obligations of any Subsidiary that becomes a guarantor, if applicable, discharged with respect to outstanding Securities.

10. Amendment; Supplement; Waiver.

The Company, any Subsidiary that becomes a guarantor, if applicable, and the Trustee may enter into a supplemental indenture for certain limited purposes without the consent of the Holders. Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the written consent of the Holders of not less than a majority in aggregate principal amount of the Securities then outstanding, and any existing Default or Event of Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. Without notice to or consent of any Holder, the parties thereto may under certain circumstances amend or supplement the Indenture or the Securities to, among other things, cure any ambiguity, defect or inconsistency, or make any other change that does not adversely affect the rights of any Holder of a Security.

11. Restrictive Covenants.

The Indenture imposes certain limitations on the ability of the Company and any Subsidiary to, among other things, incur Liens, enter into Sale and Leaseback Transactions, merge or consolidate with any other person or transfer (by lease, assignment or otherwise) substantially all of the properties and assets of the Company. The limitations are subject to a number of important qualifications and exceptions. The Company must periodically report to the Trustee on compliance with such limitations.

12. Successor.

When a successor assumes all the obligations of its predecessor under the Securities and the Indenture, the predecessor will be released from those obligations.

13. Defaults and Remedies.

If an Event of Default with respect to the Securities occurs and is continuing (other than an Event of Default relating to bankruptcy, insolvency or reorganization of the Company), then either the Trustee or the Holders of 25% in aggregate principal amount of the Securities then outstanding may declare all Securities to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of the Securities may not enforce the Indenture or the Securities, except as provided in the Indenture. The Trustee may require indemnity or security satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Securities may direct the Trustee in its exercise of any trust or power with respect to such Securities. The Trustee may withhold from Holders of the Securities notice of any continuing Default or Event of Default (except a Default in payment of principal or interest) if it determines that withholding notice is in their interest.

14. Trustee and Agent Dealings with Company.

The Trustee and each Agent under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or any Subsidiary that becomes a guarantor of the Securities, if applicable, or any of their Subsidiaries or any of their respective Affiliates, and may otherwise deal with such persons as if it were not the Trustee or such agent.

15. No Recourse Against Others.

No recourse for the payment of the principal of, premium, if any, or interest on the Securities or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company or any Subsidiary that becomes a guarantor of the Securities, if applicable, in the Indenture, or in the Securities or because of the creation of any indebtedness represented thereby, shall be had against any past, present or future directors, officers, employees or securityholders of the Company or any Subsidiary that becomes a guarantor of the Securities, if applicable, or of any successor person thereof, except as an obligor or guarantor of the Securities pursuant to the Indenture. Each Holder, by accepting the Securities, waives and releases all such liability.

16. Authentication.

This Security shall not be valid until the Trustee or authenticating agent manually signs the certificate of authentication on the other side of this Security.

17. Abbreviations and Defined Terms.

Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

18. CUSIP Numbers.

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company will cause CUSIP numbers to be printed on the Securities as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

19. Governing Law.

THE INDENTURE AND THE SECURITIES, INCLUDING ANY CLAIM OR CONTROVERSY ARISING OUT OF OR RELATING TO THE INDENTURE OR THE SECURITIES, SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

[FORM OF ASSIGNMENT]

I or we assign this Security to

(Print or type name, address and zip code of assignee)

Please insert Social Security or other identifying number of assignee and irrevocably appoint __________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Dated:	Signed:
(Sign exactly as name appears on the other side of this Security)

Signature Guarantee**

**

NOTICE: The Signature must be guaranteed by an Institution which is a member of one of the following recognized signature Guarantee Programs: (i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP); or (iv) in such other guarantee program acceptable to the Trustee.

SCHEDULE OF EXCHANGES3

The following exchanges of a part of this Global Notes have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Note Custodian

[3]	This should be included only if the Security is issued in global form.

EXHIBIT B

FORM OF 5.800% NOTE DUE 2033

Unless and until it is exchanged in whole or in part for 5.800% Notes in definitive form, this Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) (“DTC”), to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.4

NORDSON CORPORATION

5.800% NOTE DUE 2033

CUSIP: 655663 AB8

ISIN: US655663AB89

No.                         $

Nordson Corporation, an Ohio corporation (hereinafter called the “Company,” which term includes any successors under the Indenture hereinafter referred to), for value received, hereby promises to pay to                      , or registered assigns, the principal sum of $                      , on September 15, 2033. The Security is one of the 5.800% Notes due 2033 referred to in such Indenture (hereinafter referred to for purposes of this 5.800% Note collectively as the “Securities”).

Interest Payment Dates:     March 15 and September 15

Record Dates:                     March 1 and September 1

Reference is made to the further provisions of this Security on the reverse side, which will, for all purposes, have the same effect as if set forth at this place.

[4]	To be used only if the Security is issued as a Global Note.

IN WITNESS WHEREOF, the Company has caused this Instrument to be duly executed.

Date:

NORDSON CORPORATION

By:
Name:
Title:

FORM OF TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within mentioned Indenture.

Date:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

NORDSON CORPORATION

5.800% Notes due 2033

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 4.01 OF THE SUPPLEMENTAL INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 4.01 OF THE SUPPLEMENTAL INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.12 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.5

[5]	To be included only on Global Notes deposited with DTC as Depositary.

1.	Interest.

Nordson Corporation, an Ohio corporation (hereinafter called the “Company,” which term includes any successors under the Indenture hereinafter referred to), promises to pay interest on the principal amount of this Security at the rate of 5.800% per annum from September 13, 2023 or the most recently occurred Interest Payment Date from the date of issuance of additional Securities, until maturity. To the extent it is lawful, the Company promises to pay interest on any interest payment due on such principal amount but unpaid at a rate of 5.800% per annum compounded semi-annually.

The Company will pay interest semi-annually in arrears on March 15 and September 15 of each year (each, an “Interest Payment Date”), commencing March 15, 2024. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid on the Securities, from the date of the original issuance. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.

2.	Method of Payment.

The Company shall pay interest on the Securities (except defaulted interest) to the persons who are the registered Holders at the close of business on the Record Date on the next preceding Interest Payment Date. Holders must surrender Securities to a Paying Agent to collect principal payments. Principal of, premium, if any, and interest on the Securities will be payable in United States Dollars at the office or agency of the Company maintained for such purpose, in the contiguous United States or at the option of the Company, payment of interest may be made by check mailed to the Holders of the Securities at the addresses set forth upon the registry books of the Company; provided, however, Holders of Global Notes will be entitled to receive interest payments (other than at maturity) by wire transfer of immediately available funds, if appropriate wire transfer instructions have been received in writing by the Trustee not fewer than 15 days prior to the applicable Interest Payment Date. Such wire instructions, upon receipt by the Trustee, shall remain in effect until revoked by such Holder. No service charge will be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.11, 3.6 and 9.6 of the Indenture).

3.	Paying Agent and Registrar.

Initially, U.S. Bank Trust Company, National Association will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders. The Company or any of its Subsidiaries may, subject to certain exceptions, act as Paying Agent, Registrar or co-Registrar.

4.	Indenture.

The Company issued the Securities under an Indenture, dated as of September 13, 2023, as supplemented (the “Indenture”), between the Company and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The Securities are unlimited in aggregate principal amount. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as in effect on the date of the Indenture. The Securities are subject to all such terms, and Holders of the Securities are referred to the Indenture and said Act for a statement of them. To the extent any provision of the Securities conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Securities are senior, general obligations of the Company. Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by the provisions of the Indenture, (b) authorizes and directs the Trustee on his behalf to take such action as may be provided in the Indenture and (c) appoints the Trustee as his attorney-in-fact for such purpose.

5.	Optional Redemption.

(a) Prior to June 15, 2033 (three months prior to their maturity date) (the “Par Call Date”), the Company may redeem the Securities at its option, at any time in whole or from time to time in part, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(i) 100% of the principal amount of the Securities to be redeemed; and

(ii) (a) the sum of the present values of the remaining scheduled payments of principal and interest on the Securities to be redeemed, in each case discounted to the redemption date (assuming the Securities of such series matured on the applicable Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points, less (b) interest accrued thereon to the date of redemption, plus, in either clause (i) or (ii) above, accrued and unpaid interest thereon to, but not including, the redemption date.

(b) The Securities shall be redeemable, at the option of the Company, at any time on or after the applicable Par Call Date, in whole or in part, at any time from time to time, at a redemption price equal to 100% of the principal amount of the Securities to be redeemed plus accrued and unpaid interest on the Securities to be redeemed to, but not including, the date of redemption.

(c) In each of paragraphs (a) and (b) of this Section 5, the Company shall pay accrued and unpaid interest on the principal amount being redeemed to the date of redemption.

6.	Denominations; Transfer; Exchange.

The Securities are in registered form, without coupons, in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. A Holder may register the transfer of, or exchange Securities in accordance with, the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.

7.	Persons Deemed Owners.

The registered Holder of a Security may be treated as the owner of it for all purposes.

8.	Unclaimed Money.

Subject to applicable abandoned property law, if money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent(s) will pay the money back to the Company at its written request. After that, all liability of the Trustee and such Paying Agent(s) with respect to such money shall cease.

9.	Discharge Prior to Redemption or Maturity.

Except as set forth in the Indenture, the Company shall have irrevocably deposited or caused to be deposited with the Trustee as trust funds specifically pledged as security for and dedicated solely to the benefit of the Holders of such Securities (i) in the case of Securities of such Series denominated in Dollars, cash in Dollars and/or U.S. Government Obligations or (ii) in the case of Securities of such Series denominated in a Foreign Currency (other than composite currency), money and/or Foreign Government Obligations, which through the payment of interest and principal in respect thereof in accordance with their terms, will provide (and without reinvestment and assuming no tax liability will be imposed on such Trustee), not later than one day before the due date of any payment of money, an amount in cash, sufficient, in the opinion of a nationally recognized firm of independent public accountants or investment bank expressed in a written certification thereof delivered to the Trustee, to pay and discharge each installment of principal and interest, on and any mandatory sinking fund payments in respect of all the Securities of such Series on the dates such installments of principal or interest and such sinking fund payments are due, the Company may defease, or be discharged from, as the case may be, certain provisions of the Indenture and the Securities (as specified in the Indenture and the Supplemental Indenture, but in each case excluding its obligation to pay the principal of, premium, if any, and interest on the Securities). Upon satisfaction of certain additional conditions set forth in the Indenture, the Company may elect to have its obligations and the obligations of any Subsidiary that becomes a guarantor, if applicable, discharged with respect to outstanding Securities.

10.	Amendment; Supplement; Waiver.

The Company, any Subsidiary that becomes a guarantor, if applicable, and the Trustee may enter into a supplemental indenture for certain limited purposes without the consent of the Holders. Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the written consent of the Holders of not less than a majority in aggregate principal amount of the Securities then outstanding, and any existing Default or Event of Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. Without notice to or consent of any Holder, the parties thereto may under certain circumstances amend or supplement the Indenture or the Securities to, among other things, cure any ambiguity, defect or inconsistency, or make any other change that does not adversely affect the rights of any Holder of a Security.

11.	Restrictive Covenants.

The Indenture imposes certain limitations on the ability of the Company and any Subsidiary to, among other things, incur Liens, enter into Sale and Leaseback Transactions, merge or consolidate with any other person or transfer (by lease, assignment or otherwise) substantially all of the properties and assets of the Company. The limitations are subject to a number of important qualifications and exceptions. The Company must periodically report to the Trustee on compliance with such limitations.

12.	Successor.

When a successor assumes all the obligations of its predecessor under the Securities and the Indenture, the predecessor will be released from those obligations.

13.	Defaults and Remedies.

If an Event of Default with respect to the Securities occurs and is continuing (other than an Event of Default relating to bankruptcy, insolvency or reorganization of the Company), then either the Trustee or the Holders of 25% in aggregate principal amount of the Securities then outstanding may declare all Securities to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of the Securities may not enforce the Indenture or the Securities, except as provided in the Indenture. The Trustee may require indemnity or security satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Securities may direct the Trustee in its exercise of any trust or power with respect to such Securities. The Trustee may withhold from Holders of the Securities notice of any continuing Default or Event of Default (except a Default in payment of principal or interest) if it determines that withholding notice is in their interest.

14.	Trustee and Agent Dealings with Company.

The Trustee and each Agent under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or any Subsidiary that becomes a guarantor of the Securities, if applicable, or any of their Subsidiaries or any of their respective Affiliates, and may otherwise deal with such persons as if it were not the Trustee or such agent.

15.	No Recourse Against Others.

No recourse for the payment of the principal of, premium, if any, or interest on the Securities or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company or any Subsidiary that becomes a guarantor of the Securities, if applicable, in the Indenture, or in the Securities or because of the creation of any indebtedness represented thereby, shall be had against any past, present or future directors, officers, employees or securityholders of the Company or any Subsidiary that becomes a guarantor of the Securities, if applicable, or of any successor person thereof, except as an obligor or guarantor of the Securities pursuant to the Indenture. Each Holder, by accepting the Securities, waives and releases all such liability.

16.	Authentication.

This Security shall not be valid until the Trustee or authenticating agent manually signs the certificate of authentication on the other side of this Security.

17.	Abbreviations and Defined Terms.

Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

18.	CUSIP Numbers.

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company will cause CUSIP numbers to be printed on the Securities as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

19.	Governing Law.

THE INDENTURE AND THE SECURITIES, INCLUDING ANY CLAIM OR CONTROVERSY ARISING OUT OF OR RELATING TO THE INDENTURE OR THE SECURITIES, SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

[FORM OF ASSIGNMENT]

I or we assign this Security to

(Print or type name, address and zip code of assignee)

Please insert Social Security or other identifying number of assignee

and irrevocably appoint                  agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Dated:	Signed:
(Sign exactly as name appears on the other side of this Security)

Signature Guarantee**

**

NOTICE: The Signature must be guaranteed by an Institution which is a member of one of the following recognized signature Guarantee Programs: (i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP); or (iv) in such other guarantee program acceptable to the Trustee.

SCHEDULE OF EXCHANGES6

The following exchanges of a part of this Global Notes have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Note Custodian

[6]	This should be included only if the Security is issued in global form.